PROSPECTUS                             Pricing Supplement No. 2653
Dated January 10, 1995                 Dated December 12, 1995
PROSPECTUS SUPPLEMENT                  Rule 424(b)(3)-Reg.Statement No.33-55209
Dated January 25,1995




                    GENERAL ELECTRIC CAPITAL CORPORATION
                     GLOBAL MEDIUM-TERM NOTES, SERIES A

                            (Fixed Rate Notes)


Principal Amount (in Specified Currency): USD 2,000,000.00. If principal amount is stated in a currency other than U.S. dollars, equivalent amount in U.S. dollars: $ 2,000,000.00

Maturity Date: 12/16/96

Interest Rate Per Annum: 5.4500%

Price to Public (Issue Price): 100.000%

Agent's Commission: .075%

Settlement Date (Original Issue Date): 12/15/95

Interest Payment Date(s):

                          _X_  March 15 and September 15 of each year
                          ___  Other:


Form of Notes:  _X_  DTC registered   ___  non-DTC registered

The notes are not payable or redeemable prior to the Maturity Date set forth above.

Merrill Lynch is acting as agent in connection with the distributions of the Notes and will receive the commissions set forth above for acting in such capacity.

Capitalized terms used in this Pricing Supplement which are defined in the Prospectus Supplement shall have the meanings assigned to them in the Prospectus Supplement.

global.r7